UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 30, 2012, Power Integrations, Inc., a Delaware corporation, (the “Company”) through its subsidiaries Power Integrations Netherlands B.V., a Dutch company, and Power Integrations Ltd, a Cayman Islands company, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Heinz Rüedi, to acquire CT-Concept Technologie AG, a Swiss company, by acquiring all of the outstanding shares of its Swiss parent companies Concept Beteiligungen AG and CT-Concept Holding AG (the “Acquisition”) for approximately 105 million Swiss Francs, or about $115 million US net of assumed cash (the “Purchase Price”). The Purchase Price is subject to a net asset value adjustment following the closing of the Acquisition subject to certain caps described in the Purchase Agreement. The Purchase Agreement provides that consummation of the Acquisition will be subject to customary closing conditions.

Item 8.01. Other Events

In connection with the execution of the Purchase Agreement, the Company canceled the $30 million share repurchase program it announced in November 2011.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99.1.	Press release dated April 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Sandeep Nayyar
	Name:	Sandeep Nayyar
	Title:	Chief Financial Officer

Dated: April 5, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1.	Press release dated April 2, 2012